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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in: (i) the Registration Statement (Form S-8 No. 333-20771) pertaining to the Alpha Microsystems 1993 Employee Stock Option Plan, as amended, the 1996 Nonemployee Director Stock Compensation Plan and the Employee Stock Purchase Plan; (ii) the Registration Statement (Form S-8 No. 333-29252) pertaining to the Third Amended and Restated Incentive Stock Option Plan, the Non-Qualified Stock Option Plan and the Stock Incentive Award Plan; (iii) the Registration Statement (Form S-8 No. 333-62411) pertaining to the 1993 Employee Stock Option Plan and the 1993 Directors' Stock Option Plan of Alpha Microsystems; and (iv) the Registration Statement (Form S-8 No. 333-82919) pertaining to Alpha Microsystems 1998 Stock Option and Award Plan, as amended, of our report dated March 10, 2000, except for notes 2, 5 and 13, as to which the date is March 30, 2000, with respect to the consolidated financial statements and schedule of Alpha Microsystems included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                    /s/ Ernst & Young LLP

Orange County, California
March 30, 2000